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                                                                   EXHIBIT 10.63

                        KEY EMPLOYEE AGREEMENT AMENDMENT

         This AMENDMENT (the "Amendment") to the Key Employee Agreement dated July 1, 2002 (the "Agreement"), is entered into as of December 24, 2003, by and between CALIPER TECHNOLOGIES CORP., a Delaware corporation (the "Company"), and DANIEL KISNER, M.D. ("Employee"). Any capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

                                    RECITALS

         WHEREAS, the Company and Employee previously entered into the Agreement to set forth the terms and conditions pursuant to which Employee would continue to remain as Chairman of the Company's Board of Directors and as an employee to provide other services to the Company in exchange for certain compensation and benefits; and

         WHEREAS, the Company and Employee wish to amend the agreement to provide for certain changes in Employee's work for, and compensation by, the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Amendment, the parties agree as follows:

                                    AGREEMENT

         1.       AMENDMENTS.

                  1.1 The last two sentences of Section 1.1 of the Agreement are hereby deleted and replaced with the following:

         "During calendar year 2003, Employee will provide services to the Company for approximately one and one-half (1.5) days per week. Beginning on January 1, 2004, Employee shall provide services to the Company as required to perform Employee's responsibilities set forth in
         Section 1.2 below. To the extent possible, Employee may provide services from his home office."

                  1.2 The last sentence of Section 1.2 of the Agreement is hereby deleted and replaced with the following:

         "Employee shall also provide assistance to the Board's Nominating and Corporate Governance Committee in recruiting and interviewing prospective Board members."

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                  1.3      The second sentence of Section 2.1 of the Agreement
is hereby deleted and replaced with the following:

         "From January 1, 2003 until December 31, 2003, Employee shall receive for services to be rendered hereunder an annualized base salary of one hundred and fifty thousand dollars ($150,000), payable semi-monthly in accordance with the Company's payroll policies and subject to standard deductions and withholdings. Effective January 1, 2004, Employee shall receive for services to be rendered hereunder an annualized base salary of fifty thousand dollars ($50,000), payable semi-monthly in accordance with the Company's payroll policies and subject to standard deductions and withholdings."

                  1.4 Section 2.2 of the Agreement is hereby deleted and replaced with the following:

                  "2.2. BONUS FOR 2003. For calendar year 2003 only, Employee shall receive a bonus in an amount equal to eighty-seven thousand five hundred dollars ($87,500), less standard withholdings and deductions, which shall be payable in January, 2004 in accordance with the Company's standard practice. For this bonus to be payable Employee must be employed by the Company through December 31, 2003, and no pro rated bonus can be earned; provided that the bonus set forth in this Section
         2.2 shall be payable in full in the event the Company terminates this Agreement pursuant to Section 6.1(b)(ii) below

                  1.5 Section 3.1 of the Agreement is hereby amended by deleting the second, third, fourth, and fifth sentences thereof.

                  1.6 Section 6.1(b)(i) of the Agreement is hereby amended by deleting the second sentence thereof.

                  1.7 Section 6.1(b)(ii) of the Agreement is hereby amended by deleting the second sentence thereof.

                  1.8 Section 6.2(a)(i) of the Agreement is hereby deleted and replaced with the following:

                           "(i) HEALTH INSURANCE BENEFITS. The Company shall reimburse Employee for his health insurance premiums at his current rate of coverage for twelve (12) months following the termination of Company-paid group health insurance coverage, subject to Employee's timely election of continued coverage under COBRA, provided that: (A) the Company's obligation to continue to pay such health insurance reimbursement shall cease as of the date Employee commences full-time employment

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         with another business entity (and Employee agrees to provide notice of such employment within three business days of accepting such an offer); and (B) Employee executes a waiver and release of claims substantially in the form set forth in EXHIBIT C hereto."

                  1.9 Section 6.2(b)(i) of the Agreement is hereby deleted and replaced with the following:

                           "(i) HEALTH INSURANCE BENEFITS. The Company shall reimburse Employee for his health insurance premiums at his current rate of coverage for twelve (12) months following the termination of Company-paid group health insurance coverage, subject to Employee's timely election of continued coverage under COBRA, provided that: (A) the Company's obligation to continue to pay such health insurance reimbursement shall cease as of the date Employee commences full-time employment with another business entity (and Employee agrees to provide notice of such employment within three business days of accepting such an offer); and (B) Employee executes a waiver and release of claims substantially in the form set forth in EXHIBIT C hereto."

         2.       GENERAL PROVISIONS.

                  2.1 EFFECT OF AMENDMENT. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

                  2.2 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Employee at his address as listed on the Company payroll.

                  2.3 SEVERABILITY. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Amendment will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

                  2.4 WAIVER. If either party should waive any breach of any provisions of this Amendment, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Amendment.

                  2.5 COMPLETE AGREEMENT. This Amendment, the Agreement and its Exhibits, constitute the entire agreement between Employee and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into

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without reliance on any promise or representation other than those expressly contained herein, supersedes any other agreements or promises made to Employee by anyone, whether oral or written, including the 1999 Employment Agreement and the Company's Change of Control, Sr. Mgmt. Severance/Equity Acceleration Plan, and cannot be modified or amended except in a writing signed by the CEO, with approval by the Board.

                  2.6 COUNTERPARTS. This Amendment may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

                  2.7 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                  2.8 SUCCESSORS AND ASSIGNS. This Amendment is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Employee may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

                  2.9 ATTORNEYS' FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

                  2.10 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Amendment will be governed by the law of the State of California.

         IN WITNESS WHEREOF, the parties have executed the Amendment as of the date first set forth above.

CALIPER TECHNOLOGIES CORP.                    DANIEL KISNER, M.D., AN INDIVIDUAL

By: /s/Stephen Creager                        /s/ Daniel Kisner
    --------------------------------          ----------------------------------
Name: Stephen E. Creager                      Date:  December 23, 2003
Title: Vice President and General Counsel
Date:  December 23, 2003

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